UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2011

APPS GENIUS CORP
 (Exact name of registrant as specified in its charter)

Nevada	333-170715	27-1517938
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

157 Broad Street, Suite 109-C Red Bank, NJ 07701
(Address of principal executive offices)
(732) 530-1267
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2011, we issued promissory notes to two (2) investors (the “Promissory Notes”) in the amount of $10,000, each, for loans they extended to us on the same day.

The Promissory Notes are payable upon the earlier of: (1) December 28, 2011; or (2) the closing of a financing transaction in an amount greater than $250,000. In the event that a financing transaction does not take place on or before December 28, 2011, the Company, at its sole option, may extend the maturity date of the Promissory Notes for an additional twelve (12) months.

The Promissory Notes carry an interest rate of 6% per annum, provided, however, for any period that the Company extends the maturity of the Promissory Notes past December 28, 2011, the Promissory Notes will carry an interest rate of 6.5% per annum.

A copy of a form Promissory Note is attached to this Current Report on Form 8-K as Exhibit 10.1. The descriptions in this Item 1.01 of the transactions contemplated by this document do not purport to be complete and are qualified in its entirety by reference to the full text of the document filed as an exhibit hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

This discussion of the Promissory Notes in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Form Promissory Note between Apps Genius Corp and two investors, dated June 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPS GENIUS CORP

Date: June 29, 2011	By:	/s/ Adam Kotkin
Adam Kotkin
Chief Executive Officer